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                                                                   EXHIBIT 10.75





                               PURCHASE AGREEMENT



                         dated as of December 16, 1997

                                     among

                         INTELECT COMMUNICATIONS, INC.

                                      and

                      NAVESINK EQUITY DERIVATIVE FUND LDC

                          ___________________________

                           $4,000,000 Preferred Stock




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                               PURCHASE AGREEMENT


       This Purchase Agreement dated as of December 16, 1997 (the "Agreement"), among Intelect Communications, Inc., a Delaware corporation (the "Company"), and Navesink Equity Derivative Fund LDC, a Cayman Island limited duration company (the "Purchaser");

                                  WITNESSETH:

       WHEREAS, the Purchaser has agreed to purchase, and the Company has agreed to issue, 914,286 shares of the Company's $4.375 10% Cumulative Convertible Preferred Stock, Series B, $.01 par value (the "Preferred Shares"), for the consideration and under the terms and conditions set forth herein;

       WHEREAS, the parties desire to set forth in this Agreement certain other and related agreements between them;

       NOW, THEREFORE, the parties agree that:

                                       I.

                                  DEFINITIONS

       1.1 Definitions. For purposes hereof, the following terms shall have the following definitions or shall be subject to the following rules of construction:

              (a) "Affiliate" of any person shall mean (i) any member of the immediate family of such person, including parents, siblings, spouse and lineal descendants (including those by adoption); the parents, siblings, spouse, or lineal descendants (including those by adoption) of such immediate family member; and in any such case any trust whose primary beneficiary is such person or one or more members of such immediate family and/or such person's lineal descendants; (ii) the legal representative or guardian of such person or of any such immediate family members in the event such person or any such immediate family members becomes mentally incompetent; and (iii) any person, corporation or other entity controlling, controlled by or under common control with such person. As used in this definition, the term "control", including the correlative terms "controlling", "controlled by" and "under common control with" shall mean possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise) of a person, corporation or other entity.

              (b) "Board of Directors" means the Board of Directors of the Company.



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              (c)    "Business Day" shall mean a day (other than a Saturday,
       Sunday or legal holiday).

              (d) "Certificate of Designations" shall mean the Certificate of the Designations, Preference and Relative, Participating, Optional or Other Special Rights of the Preferred Shares, attached hereto as Exhibit A.

              (e) "Common Stock" means shares of the Company's Common Stock, $.01 par value per share.

              (f) "Company" shall mean Intelect Communications, Inc., including all successors thereto, and whether merged, consolidated, reincorporated or as its name, domicile or jurisdiction may change from time to time.

              (g) "Face Amount" shall mean $4.375 per share of the Preferred Shares.

              (h) "Purchaser" means Navesink Equity Derivative Fund LDC including all successors thereto, and whether merged, consolidated, reincorporated or as its name, domicile or jurisdiction may change from time to time.

              (i) "Market Price" means the average Trading Price of a share of Common Stock for the five (5) consecutive trading days of the Common Stock preceding the date in question.

              (j) "Material Adverse Effect" shall mean a material and adverse effect on the operations or financial condition of the Company or its Subsidiaries.

              (k) "Preferred Shares" means the Company's $4.375 10% Cumulative Convertible Preferred Stock, Series B, $.01 par value per share.

              (l) "Registration Rights Agreement" shall mean that certain Registration Rights Agreement by and between the Company and the Purchaser attached hereto as Exhibit B.

              (m) "Securities" means the Preferred Shares and all shares of Common Stock into which the Preferred Shares are convertible, and all other shares of capital stock received on account of such Preferred Shares or Common Stock in respect of any stock split, stock dividend, recapitalization, reorganization or other similar corporate events.

              (n) "Securities Act" means the Securities Act of 1933, as amended.

              (o) "Trading Price" means, on any trading day for the Common Stock, (i) if the Common Stock is traded on a national securities exchange on such trading day, then the closing price on such trading day as reflected in the consolidated trading tables of the





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       Wall Street Journal or any other appropriate publication, (ii) if the
       Common Stock is traded over-the-counter and reported on the NASDAQ National Market System, then the closing market bid price on such trading day as reported in such publication or, if not so published, then as reported by the NASDAQ National Market System, or (iii) if the Common Stock is not traded on a national securities exchange or in the NASDAQ National Market System on such trading day, then the closing market bid price at the end of such trading day in such market as reported by NASDAQ.

              (p) "Underlying Stock" means all shares of Common Stock into which the Preferred Shares are convertible, and all other shares of capital stock received on account of such Preferred Shares or Common Stock in respect of any stock split, stock dividend, recapitalization, reorganization or other similar corporate events.

              (q) All accounting terms used herein and not expressly defined herein shall have the meanings given to them in accordance with generally accepted accounting principles consistently applied and in effect as of the date of the relevant calculation.

                                      II.

            SALE OF SHARES; INITIAL CLOSING; AND RELATED TRANSACTIONS


       2.1 Sale and Purchase of Preferred Shares. On the terms and subject to the conditions of this Agreement, the Company agrees to issue and sell to the Purchaser, and the Purchaser agrees to purchase, 914,286 Preferred Shares, for a purchase price of $4.375 per share, for an aggregate purchase price of $4,000,000, payable in cash at the Closing.

       2.2 The Closing. The sale and purchase of the Preferred Shares (the "Closing") shall take place on or before the date hereof (the "Closing Date") at the offices of Ryan & Sudan, L.L.P., 909 Fannin, Suite 3900, Houston, Texas. At the Closing the Company shall deliver to the Purchaser certificate(s) evidencing the Preferred Shares, registered in its name, against payment for the Preferred Shares.

       Payment for the Preferred Shares shall be made in cash by wire transfer to an account designated by the Company of funds immediately payable in Houston, Texas.

       2.3 Related Transactions. In addition to the sale and purchase of the Preferred Shares, the Company and the Purchaser shall execute and deliver the Registration Rights Agreement at the Closing and shall execute and promptly file the Certificate of Designations with the Secretary of State of Delaware.





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                                      III.

                           TERMS OF PREFERRED SHARES

       2.1 General. The Preferred Shares shall have the designations, preferences, rights and limitations as set forth herein and in the Certificate of Designations attached hereto as Exhibit A.

       2.2 Costs. The Company shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of shares of Common Stock of the Company or other securities or property upon conversion of the Preferred Shares; provided, however, that the Company shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares or securities in the name other than that of the holder of the Preferred Shares in respect of which such shares are being issued.

       2.3 Reservation of Shares. The Company shall reserve at all times so long as any Preferred Shares remain outstanding, free from preemptive rights, out of its treasury stock or its authorized but unissued shares of Common Stock, or both, solely for the purpose of effecting the conversion of Preferred Shares, sufficient shares of Common Stock to provide for the conversion of all outstanding Preferred Shares and set aside and keep available any other property deliverable upon conversion of all outstanding Preferred Shares.

       2.4 Valid Issuance. All shares of Common Stock or other securities which may be issued upon conversion of the Preferred Shares will upon issuance by the Company be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof and the Company shall take no action which will cause a contrary result.


                                      IV.

                         REPRESENTATIONS OF THE COMPANY

       4.1 Company Representations and Covenants. The Company represents, warrants and covenants to the Purchaser as follows:

              (a) The Company has been duly incorporated and is validly existing and in good standing under the laws of Delaware, with full corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify





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       does not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company. The Company has registered its Common Stock pursuant to
       Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is in full compliance with all reporting requirements of the Exchange Act, and the Company's common shares are quoted on the Nasdaq National Market (trading symbol ICOM);

              (b) The Securities, when issued upon full payment therefor or upon conversion therein, and delivered pursuant to this Agreement, will be duly and validly authorized and issued, fully paid and nonassessable, free from all encumbrances and restrictions other than restrictions on transfer imposed by applicable securities laws and/or this Agreement, and will not subject the Purchaser to personal liability by reason of being such Purchaser; and

              (c) This Agreement has been duly authorized, validly executed and delivered on behalf of the Company and is a valid and binding agreement of the Company in accordance with its terms, subject to bankruptcy, insolvency or other laws affecting the enforcement of creditors' rights generally and general principles of equity, and the Company has full power and authority to execute and deliver this Agreement and the other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder.

                                       V.

                        REPRESENTATIONS OF THE PURCHASER

       The Purchaser hereby acknowledges, represents, warrants, and covenants to, and agrees with, the Company, as follows:

       5.1    General.

              (a) This Agreement has been duly authorized, validly executed and delivered on behalf of the Purchaser and is a valid and binding agreement of the Purchaser in accordance with its terms, subject to general principles of equity and of bankruptcy or other laws affecting the enforcement of creditors' rights;

              (b) The Purchaser is acquiring the Securities for his own account as principal, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part and no other person has a direct or indirect beneficial interest in such Securities;

              (c) The Purchaser acknowledges his understanding that the offering and sale of the Securities is intended to be exempt from registration under the Securities Act and,





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       in furtherance thereof, the Purchaser represents and warrants to and agrees with the Company as follows:

                     (i) The Purchaser has the financial ability to bear the economic risk of his investment, has adequate means for providing for his current needs and personal contingencies and has no need for liquidity with respect to his investment in the Company; and

                     (ii) The Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the prospective investment.

       5.2    Information Concerning the Company.

              The Purchaser:

              (a) Acknowledges that it has access to copies of (and acknowledges that the Company has offered to provide, upon its request, copies of) the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission ("SEC") of Intelect Communications Systems Limited, a company organized under the laws of Bermuda ("ICSL"), all Forms 10-Q of ICSL and the 8-K's of ICSL and the Company filed thereafter, the Proxy Statement for ICSL's 1997 Annual General Meeting and for its Special Meeting of Shareholders on December 4, 1997, the description of the Company's Common Shares set forth in the Company's Registration Statement on Form 8-A together with and amendments thereto, the Registration Statement of the Company on Form S- 4 as filed with the SEC on October 30, 1997, any other registration statements, reports or forms filed of the Company filed pursuant to the Securities Act of 1933 since December 4, 1997, and any other subsequently filed documents of the Company or ICSL filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, each as filed with the SEC (the "Public Documents"), and the Purchaser has carefully read the Public Documents and understands and has evaluated the risks of a purchase of the Securities and the considerations described in the Public Documents; and has relied solely (except as indicated in subsections (b) and (c) below) on the information contained in the Public Documents;

              (b) Is familiar with the business and financial condition, properties, operations, and prospects of the Company and ICSL, all as generally described in the Public Documents; has been given the opportunity to ask questions of, and receive answers from, the appropriate officers of the Company concerning the terms and conditions of the Offering and other matters pertaining to this investment and has asked such questions as it desires to ask and all such questions have been answered to the full satisfaction of the Purchaser; has been given the opportunity to obtain such additional information (to the extent the Company possesses such information or can acquire it without unreasonable





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       effort or expense) necessary to verify the accuracy of the information contained in the Public Documents in order for it to evaluate the merits and risks of purchase of the Securities;

              (c) Has not been furnished with any oral representation or warranty in connection with the offering of the Securities by the Company or any officer, employee, agent, affiliate or subsidiary, which is not contained in this Agreement, and is relying solely on the information contained in this Agreement and in the Public Documents;

              (d) Understands that the purchase of the Securities involves various risks including, but not limited to, those outlined in the Public Documents and in this Agreement, and has determined that the Securities are a suitable investment and that at this time it could bear a complete loss of its investment;

              (e) Is not relying on the Company with respect to the economic considerations of the Purchaser related to this investment. The Purchaser has relied on the advice of, or has consulted with, in regard to the economic considerations related to this investment, only its own advisors;

              (f) The Purchaser, a limited liability company, is authorized and qualified to become a stockholder in, and authorized to make its capital contributions to, the Company, and the person signing this Agreement on behalf of such entity has been duly authorized by such entity to do so;

              (g) Any information which the Purchaser has heretofore represented or furnished to the Company with respect to its financial position and business experience is correct and complete as of the date of this Agreement and if there should be any material change in such information it will immediately furnish such revised or corrected information to the Company; and

              (h) The Purchaser understands that, unless the Purchaser notifies the Company in writing to the contrary before the Closing, all the representations and warranties contained in this Agreement will be deemed to have been reaffirmed and confirmed as of the Closing, taking into account all information received by the Purchaser.

       5.3    Restrictions on Transfer or Sale of the Securities:

              (a) The Purchaser is acquiring the Securities solely for the Purchaser's own beneficial account, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the Securities. The Purchaser understands that the offer and sale of the Securities has not been registered under the Securities Act or any state securities laws by reason of specific exemptions under the provisions thereof which depend in part upon the investment intent of the Purchaser and of the other representations made





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       by the Purchaser in this Agreement.  The Purchaser understands that the
       Company is relying upon the representations, covenants and agreements contained in this Agreement (and any supplemental information) for the purpose of determining whether this transaction meets the requirements for such exemptions.

              (b) Without limiting the restrictions governing the transfer of the Preferred Shares as set forth in the Article and in Article IX hereof, the Purchaser understands that the Securities are restricted securities under applicable federal securities laws and that the Securities Act and the rules of the SEC provide in substance that the Purchaser may dispose of the Securities only pursuant to an effective registration statement under the Securities Act or an exemption therefrom.

              (c) The Purchaser agrees (i) that the Purchaser will not sell, assign, pledge, give, transfer or otherwise dispose of the Preferred Shares or any interest therein, or make any offer or attempt to do any of the foregoing, either pursuant to Rule 144 of the Securities Act or otherwise; (ii) that the Company and any transfer agent for the Preferred Shares shall not be required to give effect to any purported transfer of any of the Preferred Stock; and (iii) that a legend in substantially the following form will be placed on the certificates representing the Preferred Shares:

              THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF A PURCHASE AGREEMENT BETWEEN THE HOLDER AND THE COMPANY WHICH RESTRICT THE TRANSFER OF SUCH SHARES. FURTHER, THESE SHARES HAVE BEEN TAKEN WITHOUT A VIEW TO THE DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF.

              (d) The Purchaser agrees further: (i) that the Purchaser will not sell, assign, pledge, give, transfer or otherwise dispose of the Common Stock issued either upon conversion of the Preferred Shares or as dividends on the Preferred Shares, or any interest therein, or make any offer or attempt to do any of the foregoing; except pursuant to a registration of the Common Stock under the Securities Act and all applicable state securities laws or based on a written opinion of counsel reasonably satisfactory to the Company to the effect that the transaction is exempt from the registration provisions of the Securities Act and all applicable state securities laws; (ii) that the Company and any transfer agent for the Common Stock shall not be required to give effect to any purported transfer of any of the Common Stock except upon compliance with the foregoing restrictions; and (iii) that a legend in substantially the following form will be placed on the certificates representing the Common Stock:

              THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN TAKEN WITHOUT A VIEW TO THE DISTRIBUTION THEREOF WITHIN THE





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              MEANING OF THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE
              SOLD, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH SUCH ACT AND THE RULES AND REGULATIONS THEREUNDER AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THE COMPANY WILL NOT TRANSFER SUCH SHARES EXCEPT UPON RECEIPT OF A FAVORABLE OPINION OF ITS COUNSEL AND/OR EVIDENCE SATISFACTORY TO THE COMPANY THAT THE REGISTRATION PROVISIONS OF SUCH ACT HAVE
              BEEN COMPLIED WITH OR THAT SUCH REGISTRATION IS NOT REQUIRED AND THAT SUCH TRANSFER WILL NOT VIOLATE ANY APPLICABLE STATE SECURITIES LAWS.

              (e) The Purchaser has not offered or sold any portion of the Securities and has no present intention of dividing such Securities with others or of reselling or otherwise disposing of any portion of such Securities either currently or after the passage of a fixed or determinable period of time or upon the occurrence or nonoccurrence of any predetermined event or circumstance.

                                      IX.

                               RELATED AGREEMENTS

       9.1    Right of First Refusal.   Subject to the existing right of first
refusal in favor of the holders of the 10% Cumulative Convertible Preferred Stock of the Company, Series A (the "Series A Preferred"), the Company hereby grants to Purchaser the right of first refusal to participate in any offering of an equity interest, including common stock, preferred stock, warrants or convertible debentures, to be offered by the Company or brought to the Company, but excluding (i) underwritten public offerings of Common Stock, (ii) project financings, (iii) bank financings, (iv) any capital stock of the Company issued pursuant to warrants, conversion of the Series A Preferred, or other rights issued prior to the date hereof, (v) the issuance, sale, exercise or conversion or grant of options to purchase Common Stock pursuant to any of the Company's employee stock option, compensation, bonus or incentive plans or otherwise, and
(vi) the issuance or sale of any equity or debt securities used for acquisitions by the Company of operating assets or stock of entities to be owned and operated by the Company or a subsidiary of the Company. In the event that the Company offers, seeks to offer, or receives a proposal to offer, an equity interest, including preferred stock, warrants, or convertible debentures, the Company shall first offer the right to participate in such offering to the Purchaser, subject to the rights of the holder of the Series A Preferred. The Company shall deliver a true copy of such proposal, term sheet, information memorandum or other offering description (the "Proposal") to the Purchaser. The Purchaser shall have thirty (30) days thereafter to indicate its intent to participate at the price and otherwise on the terms and conditions contained in such Proposal by giving written notice to the Company to such effect within said period and stating therein the quantity of securities to be purchased. All other terms and conditions of Purchaser's participation in such offering shall be





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on a commercially reasonable basis, and in compliance with all applicable laws and regulations.  Purchaser may conduct such due diligence as is reasonably
necessary and appropriate under the circumstances.   If Purchaser fails to
exercise in full the right of first refusal within such thirty (30) day period, then the Company shall have one hundred twenty (120) days thereafter to sell the securities with respect to which Purchaser's rights were not exercised, at a price and upon general terms no more favorable to the purchasers thereof than specified in the Company's notice. In the event that the Company has not sold the securities within such one hundred twenty (120) day period, the Company shall not thereafter issue or sell any such securities without first offering such securities to Purchaser in the manner provided above. The right of first refusal granted under this Section shall terminate the date upon which Purchaser ceases to own at least one-half (1/2) of the Preferred Shares and is subject in all cases to the rights of the holders of the Series A Preferred Shares.

       9.2 Registration Rights. The Company hereby grants to Purchaser registration rights for the Underlying Stock as set forth in the Registration Rights Agreement, dated the date hereof among the Company and the Purchaser, attached hereto as Exhibit B.

       9.3    Certain Additional Restrictions on the Securities.

              (a) The Purchaser agrees that the Purchaser will not sell, assign, pledge, give, transfer, or otherwise dispose of the Preferred Shares or any interest therein, or make any offer or attempt to do any of the foregoing.

              (b) The Purchaser further agrees that it will not, nor will it permit any of its affiliates, directly or indirectly, without the prior written consent of the Company duly authorized by a majority of its Board of Directors, to:

                     (i) except for investment purposes only, acquire, directly or indirectly, by purchase or otherwise, any securities of the Company entitled to vote generally for the election of directors or securities convertible into such securities (any such securities, including the Common Stock, are hereinafter sometimes referred to as the "Voting Securities");

                     (ii) "solicit" proxies with respect to Voting Securities under any circumstances or become a "participant" in any "election contest" relating to the election of directors of the Company, as such terms are defined in Regulation 14A under the 1934 Act, as amended;

                     (iii) initiate, propose or otherwise solicit shareholders for the approval of one or more shareholder proposals at any time, or induce or attempt to induce any other person to initiate any shareholder proposal; or





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                     (iv)   except as contemplated by this Agreement,
              take any action to acquire or affect control of the Company or to encourage or assist any other person to do so.

                                       X.

                                 MISCELLANEOUS

       10.1 Interpretation. Nothing in this Agreement may be read or construed to violate the rules of the SEC or any market in which the Common Stock or any other securities of the Company are traded, nor violate the maintenance criteria of the NASDAQ Rule 4460(i)(1)(D)(iii), as applied to all shares of the Company's Common Stock, preferred stock, and the Preferred Shares deemed to be aggregated under said Rule, and the parties hereto agree that in the event such violation would otherwise occur, this Agreement shall not be enforceable against either party to the extent of such occurrence, and further, the parties agree that in the event such violation would otherwise occur, they shall amend this Agreement and the Certificate of Designations to reflect such adjustment to price or quantity as may be necessary to avoid the occurrence of such violation.

       10.2 Placement Fee. For its services in connection with the Offering, the Company is paying a placement fee to Lifeline Industries, Inc. ("Lifeline") in the amount of 2.5% of the aggregate dollar amount of the Preferred Shares sold under this Offering all of which is payable to Lifeline in the form of cash from the Offering.

       10.3 Notices. Except as otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be deemed to have been duly given or made when delivered to the party to which such notice, request, demand or other communication is required or permitted to be given or made under this Agreement, addressed to such party at its address set forth below or at such other address as either of the parties hereby may hereafter notify the other in writing.

To Company:          INTELECT COMMUNICATIONS, INC.
                     1100 Executive Drive
                     Richardson, Texas 75081
                     Telephone:  972-367-2100
                     Telecopy:  972-367-2271
                     Attention:  Herman Frietsch, Chairman and CEO




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with a copy to:      Philip P. Sudan, Jr.
                     Ryan & Sudan, L.L.P.
                     909 Fannin, 39th Floor
                     Houston, Texas 77010
                     Telephone:  713-652-0501
                     Telecopy:  713-652-0503

To Purchaser:        NAVESINK EQUITY DERIVATIVE FUND LDC
                     c/o  RUMSON CAPITAL, L.L.C.
                     The Galleria Building One, 3rd Floor
                     2 Bridge Avenue Red
                     Bank, New Jersey  07001
                     Attn:  Mr. John Burke
                     Telephone: 732-747-7716
                     Telecopy:  732-747-3687

       10.4 Benefit of Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, the Company may not assign or transfer any of its interest hereunder without the prior written consent of the Purchaser and provided further that the Purchaser may not assign this Agreement or its interest hereunder without the prior written consent of the Company, which consent of either party shall not be withheld unreasonably.

       10.5 Survival of Agreements. All representations and warranties of the Company and Purchaser herein shall survive the effective date of this Agreement.

       10.6 Invalidity. In the event that any one or more of the provisions contained in this Agreement shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

       10.7 Amendment or Waiver. This Agreement may not be amended, changed, waived, discharged or terminated without the written consent of the Company and the Purchaser.

       10.8 No Waiver; Remedies Cumulative. No failure or delay on the part of the Company or the Purchaser in exercising any right, power or privilege hereunder and no course of dealing between the Company and the Purchaser shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Company or the Purchaser would otherwise have.





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       10.9   Headings.  The descriptive headings of this Agreement are
inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

       10.10 Counterparts. This Agreement may be executed in any number of counterparts and by the different Parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Company and the Purchaser.

       10.11 Governing Law. THIS AGREEMENT, AND THE APPLICATION OR INTERPRETATION THEREOF, SHALL BE GOVERNED EXCLUSIVELY BY ITS TERMS AND BY THE LOCAL, INTERNAL LAW OF THE STATE OF TEXAS, U.S.A., EXCEPT TO THE EXTENT THE CONFLICTS OF LAWS RULES OF THE STATE OF TEXAS WOULD REQUIRE THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION IN WHICH CASE THE LAWS OF THE STATE OF TEXAS SHALL NONETHELESS APPLY. THE PARTIES CONSENT TO JURISDICTION IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF HARRIS, STATE OF TEXAS, U.S.A.

       10.12 Entire Agreement. This Agreement, including the Exhibits attached hereto and the documents delivered pursuant hereto, constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all previous communications, representations, understandings, and agreements, either oral or written, between the parties with respect to the subject matter.


       IN WITNESS WHEREOF, the Parties hereto have caused this instrument to be duly executed as of the date first above written.


INTELECT COMMUNICATIONS, INC.              NAVESINK EQUITY DERIVATIVE
                                            FUND LDC

                                           By:  RUMSON CAPITAL, L.L.C.



By: /s/ HERMAN M. FREITSCH                 By: /s/ JOHN BURKE
   -----------------------------               ----------------------------
   Herman M. Frietsch, Chairman               John Burke, Managing Member
   and Chief Executive Officer




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